Exhibit Index at Page 3


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported):        November 1, 2000


                               GENESEE CORPORATION
               (Exact Name of Registrant as Specified in Charter)


   NEW YORK                                 0-1653               16-0445920
(State or other Jurisdiction                (Commission        (IRS Employer
of Incorporation)                           File Number)     Identification No.)


 445 St. Paul Street, Rochester, New York                    14605
(Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code:    (716) 546-1030


Item 5.    Other Events.

           Genesee Corporation issued a news release on November 1, 2000, which is filed with this report as Exhibit 99.


Item 7.    Exhibits.

           An exhibit filed with this report is identified in the Exhibit Index at Page 3.




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                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Genesee Corporation


Date:         November 1, 2000      By      /s/ Mark W. Leunig
                                    Mark W. Leunig, Vice President and Secretary





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                                  EXHIBIT INDEX

                                                                         Page
Exhibit 99               News Release Dated November 1, 2000               4














































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                                                            EXHIBIT 99

FOR IMMEDIATE RELEASE                                 CONTACT:  Mark W. Leunig
                                                  Director of Investor Relations
                                                         (716) 263-9440

                          GENESEE CORPORATION ANNOUNCES
                        DELAY IN SALE OF BREWING BUSINESS


ROCHESTER, NEW YORK, November 1, 2000 -- Genesee Corporation (NASDAQ/NMS: GENBB) today announced that it does not expect the management buy-out of its Genesee Brewing Company subsidiary to be completed until December. The Corporation attributed the delay in closing to the buyer's need for additional time to complete its financing arrangements and obtain all required permits and licenses.



NOTE: Statements made in this news release regarding the timing of the sale of the Corporation's brewing business are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, and there can be no assurance that the expectations reflected in those statements will be realized or achieved. Such risks and uncertainties include, without limitation, the failure of the proposed transaction to close for whatever reasons, further negotiation of terms and conditions, the failure of the purchaser of the brewing business to obtain financing necessary to consummate the transaction, the failure to obtain necessary regulatory approvals and third party consents, and the possibility that a delay in resolving such conditions could jeopardize the transaction.

Copies of Genesee Corporation press releases are available free of charge by calling PRNewswire's Company News On Call at 800-758-5804, Extension 352775, or on the Internet at http://www.prnewswire.com/cnoc.



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